EXHIBIT 1.1





                           PLACEMENT AGENCY AGREEMENT

April 18, 2002

Shoreline Pacific, LLC
3 Harbor Drive
Suite 211
Sausalito, CA  94965

Ladies and Gentlemen:

     Introductory. Biopure Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions herein, to issue and sell an aggregate of up to 2,666,666 shares, each with one associated preferred stock purchase "Right" ((as described in the Rights Agreement defined below) (including such Rights, the "Shares")) of its Class A common stock, par value $0.01 per share (the "Common Stock") directly to certain investors (collectively, the "Investors"). The Company hereby confirms its agreement with the Placement Agent as follows:

     Section 1. Agreement to Act as Placement Agent.

     On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company and Shoreline Pacific, LLC. ("Shoreline Pacific"), Shoreline Pacific shall be the Company's exclusive placement agent (in such capacity, the "Placement Agent"), on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Shares to the Investors (the "Offering"). As compensation for services rendered, and provided that any of the Shares are sold to Investors pursuant to the purchase agreements in the form included as Exhibit A hereto (the "Purchase Agreements") on the Closing Date (as defined below), the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, an amount equal to five percent (5%) of the gross proceeds received by the Company from the sale of the Shares at a price of $7.50 per share. In addition, at the Closing (as defined below) the Company proposes to issue to Shoreline Pacific, a warrant (the "Placement Agent's Warrant"), in the form of Exhibit B attached hereto, to purchase up to the number of shares of Common Stock (and associated Rights) equal to three percent (3%) of the aggregate number of Shares sold to the Investors pursuant to this Agreement. The shares of Common Stock (and associated Rights) issuable to Shoreline Pacific upon exercise of the Placement Agent's Warrant are referred to herein as the "Warrant Stock."

     This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Shares, and the Placement Agent shall have no authority to bind the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering.

     Section 2. Representations, Warranties and Agreements of the Company.

     The Company hereby represents, warrants and covenants to the Placement Agent as follows:

     (a) Securities Law Filings. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration File No. 333-84090), which became effective as of March 15, 2002, for the registration under the Act of the Shares. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to a placement of the Shares and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Base Prospectus"; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called a "Prospectus Supplement." Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the "Incorporated Documents") pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be.

     (b) Stop Order. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission.

     (c) Prospectus Supplement. (i) No order preventing or suspending the use of the Prospectus Supplement has been issued by the Commission and (ii) the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) Compliance with Applicable Regulations. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Base Prospectus and the Prospectus Supplement, as of its respective date, complied in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the effective date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to the information contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for use in the Registration Statement or the Prospectus Supplement. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the effective date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

     (e) Reports and Documents, etc. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that
(i) have not been filed as required pursuant to the Act or (ii) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

     (f) Offering Materials Furnished to the Placement Agent. The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base

Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests.

     (g) Distribution of Offering Material. The Company has not distributed and will not distribute, prior to the completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Base Prospectus and the Prospectus Supplement or the Registration Statement and copies of the documents incorporated by reference therein.

     (h) The Placement Agency Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (i) Authorization of the Shares. The Shares have been duly authorized for issuance and sale and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The Placement Agent's Warrant has been duly and validly authorized by the Company and upon delivery to you upon the Closing will be duly issued and constitute a legal, valid and binding obligation of the Company. The Warrant Stock has been duly authorized and reserved for issuance upon the exercise of the Placement Agent's Warrant and when issued upon payment of the exercise price therefor will be validly issued, fully paid and nonassessable.

     (j) No Applicable Registration or Other Similar Rights. There are no persons with registration, preemptive or other similar rights to have any securities (whether equity, debt or any combination thereof) registered or qualified for sale under the Registration Statement or the Prospectus Supplement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

     (k) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Prospectus Supplement: (i) there has been no material adverse change or effect, or any development that could reasonably be expected to result in a material adverse change or effect, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

     (l) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) and supporting schedules filed with the Commission as a part of the Company's Annual Report on Form 10-K for the Company's fiscal year ended October 31, 2001 and incorporated by reference in the Registration Statement, Base Prospectus and Prospectus Supplement, are independent certified public accountants or independent auditors as required by the Act and the Exchange Act.

     (m) Preparation of the Financial Statements. The consolidated financial statements filed with the Commission included or incorporated by reference in the Registration Statement, the Base Prospectus or Prospectus Supplement present fairly in all material respects the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified therein subject, in the case of unaudited financial statements, to normal year-end adjustments, which are not expected to be material in amount. The supporting exhibits and schedules incorporated by reference in the Registration Statement, if any, present fairly in all material respects the information required to be stated therein. No other financial statements or supporting schedules or exhibits are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement or the Prospectus Supplement.

     (n) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (o) Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than NeuroBlok, Inc., DeNovo Technologies Corporation, Biopure Netherlands B.V. and Reperfusion Systems, Inc.

     (p) Incorporation and Good Standing of the Company and Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Base Prospectus and Prospectus Supplement; the Company owns all of the outstanding capital stock of its subsidiaries free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

     (q) Capitalization and Other Capital Stock Matters. The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the

Prospectus Supplement. As of January 31, 2002 there were 25,744,456 shares of Common Stock outstanding and the Company had reserved an aggregate of 7,123,139 shares of Common Stock for issuance upon exercise of outstanding stock options and warrants, for sale pursuant to its equity line, as described in the Base Prospectus and Prospectus Supplement and for conversion of the Company's outstanding Class B Common Stock. Since January 31, 2002, the Company has not issued any securities other than Common Stock of the Company pursuant to the exercise of previously outstanding options in connection with the Company's employee stock purchase and option plans (the "Plans") and options granted pursuant to the Plans in the ordinary course of business consistent with past practice, in each case as disclosed in the Base Prospectus and Prospectus Supplement. All the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance, in all material respects, with federal and state securities laws, as applicable. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Base Prospectus and the Prospectus Supplement. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Base Prospectus and the Prospectus Supplement accurately and fairly presents the information required by the Act to be shown with respect to such plans, arrangements, options and rights. The Rights are not now and never have been transferable separately from the shares of Common Stock or exercisable. No Person, including any of the Company's stockholders at the time of the issuance of the Rights, has at any time been an Acquiring Person and no Distribution Date or Shares Acquisition Date has occurred or been proposed. The execution of this Agreement and the Placement Agent's Warrant and the completion of the transactions contemplated hereby and thereby, including the acquisition of the Shares, the Placement Agent's Warrant or the Warrant Stock will not cause: (i) any Investor or the Placement Agent to become an Acquiring Person, or (ii) a Distribution Date or a Shares Acquisition Date to occur. The "Rights Agreement" (defined below) dated September 24, 1999, was duly authorized, executed and delivered by the Company and the Rights Agent effective as of September 24, 1999. There have been no amendments to the Rights Agreement. As used in this section the following terms have the meanings given to them in the Rights Agreement dated as of September 24, 1999 between the Company and American Stock Transfer & Trust Company as Rights Agent (the "Rights Agreement"): "Acquiring Person", "Distribution Date" and "Shares Acquisition Date."

     (r) Stock Exchange Listing. The Shares are registered under the Exchange Act and have been approved for quotation on The Nasdaq National Market, subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Shares under the Exchange Act or delisting or suspending from trading the Shares from Nasdaq, nor has the Company received any information suggesting that the Commission or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating or suspending such registration or listing.

     (s) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body or vote of the Company's shareholders is required in connection with the performance by the Company of its obligations under this Agreement, except such as have been obtained or made or are contemplated by Section 2(a) to be obtained or made.

     (t) Non-Contravention of Existing Instruments and Agreements. Neither the issue and sale of the Shares, the Placement Agent's Warrant or the Warrant Stock nor the performance by the Company of its obligations under this Agreement or the Placement Agent's Warrant nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or the loss of any benefit under, or give rise to a right of acceleration or any other right, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to: (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or is bound or to which any of its or their property is subject and which conflict, breach or violation is reasonably likely to have a Material Adverse Effect on the Company; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or any of their property.

     (u) No Defaults or Violations. Neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties may be bound, except such defaults as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries is in material violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties of which it has knowledge.

     (v) No Actions, Suits or Proceedings. Except as described in the Base Prospectus or the Prospectus Supplement, no action, suit or proceeding by or before any foreign, federal, state or local court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries or any of their respective properties is pending or, to the best knowledge of the Company, threatened that if adversely determined: (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to result in a Material Adverse Change.

     (w) All Necessary Permits, Etc. The Company and each of its subsidiaries possess such valid and current certificates, authorizations and permits issued by the appropriate foreign, federal, state or local regulatory agencies or bodies necessary to conduct its business as currently conducted and as proposed in the Base Prospectus and Prospectus Supplement to be conducted, except to the extent that the failure to obtain such certificates, authorizations or permits would not have a Material Adverse Effect on the Company, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

     (x) Title to Properties. Each of the Company and each of its subsidiaries owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company and its subsidiaries considered as a whole, free and clear, except as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement of all liens, charges, claims, encumbrances and rights of third parties of any type or description that might materially interfere with the business, results of operations, condition (financial or other) or prospects of the Company and its subsidiaries considered as a whole. The real property, improvements, equipment and personal property held under lease by the Company and its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material, and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or its subsidiaries, as the case may be.

     (y) Tax Law Compliance. Each of the Company and its subsidiaries has filed all necessary foreign, federal, state and local income and franchise Tax returns, except to the extent that the failure to file such Tax returns would not have a Material Adverse Effect on the Company, and have paid all Taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(m) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the Tax liability of the Company has not been finally determined. The Company is not aware of any Tax deficiency that has been or might reasonably be asserted or threatened against the Company that could reasonably be expected to result in a Material Adverse Change. For purposes of this Agreement, the terms "Tax" and "Taxes" mean all federal, state, local and foreign taxes, and any other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto. All such Tax returns were true, complete and correct in all material respects when filed.

     (z) Intellectual Property Rights. Except as described in the Base Prospectus and Prospectus Supplement, (i) the Company owns or possesses and holds valid rights to use all material patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its business as currently conducted and as proposed to be conducted, in each case as described in or contemplated by the Base Prospectus and Prospectus Supplement; (ii) the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise specifically disclosed in the Base Prospectus and Prospectus Supplement; (iii) the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights except such infringements or conflicts as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights of the Company which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a Material Adverse Effect; and (v) there is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. Except as described in the Base Prospectus and Prospectus Supplement, the Company does not in the conduct of its business as now or proposed to be conducted as described in the Base Prospectus and Prospectus Supplement infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company, which such infringement or conflict could reasonably be expected to result in a Material Adverse Change.

     (aa) No Transfer Taxes or Other Fees. There are no transfer Taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

     (bb) Company Not an "Investment Company". The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act") and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (cc) Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary in the business in which it is engaged including, but not limited to, policies covering real and personal property owned and leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes, general liability, directors and officers liability and products liability. The Company has no reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. The Company has not been denied any insurance coverage that it has sought or for which it has applied.

     (dd) Labor Matters. No material labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers that could reasonably be expected to result in a Material Adverse Effect.

     (ee) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     (ff) [Omitted].

     (gg) Related Party Transactions/Off-balance Sheet Financing Arrangements. There are no business relationships or related-party transactions involving the Company or any other person affiliated with the Company required by the Act to be described in the Prospectus Supplement, which have not been described, or incorporated by reference, therein as required. The Company has no off-balance sheet financing arrangements.

     (hh) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required by the Act to be disclosed in the Prospectus Supplement.

     (ii) Environmental Laws. (i) Each of the Company and its subsidiaries is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business ("Environmental Laws"), except where the failure to comply would not reasonably be expected to result in a Material Adverse Change; (ii) each of the Company and its subsidiaries has received all permits, licenses and other approvals required of it under applicable Environmental Laws and is in compliance therewith, except for such noncompliance that would not and would not reasonably be expected to result in a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required by the Act to be disclosed in the Registration Statement or the Prospectus Supplement; (iv) to the Company's knowledge, there are no costs or liabilities associated with any Environmental Law (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Law or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect; and (v) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the U.S. Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable federal, state or local law.

     (jj) Compliance. The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under: (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan"; or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     (kk) Exchange Act Reports Filed. The Company has timely filed all reports required of it to be filed pursuant to the Securities Act and the Exchange Act and has filed all such reports in the manner prescribed thereby.

     (ll) Exhibits. Each agreement described in or filed as an exhibit to the Registration Statement, the Base Prospectus and/or the Prospectus Supplement, including all documents incorporated by reference therein, is in full force and effect and is valid and enforceable by the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Neither the Company nor, to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case where such default or event would have a Material Adverse Effect.

         Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

     Section 3. Delivery and Payment.

     On the Closing Date (as defined in the Purchase Agreement(s)), in accordance with the terms and conditions of such Investor's respective Purchase Agreement, the Company shall sell to, and the Investor(s) shall purchase, the number of Shares reflected on such Investor's Purchase Agreement against payment by such Investor of such Investor's aggregate purchase price therefor reflected in the Investor's Purchase Agreement.

     Section 4. Covenants of the Company.

     The Company further covenants to and agrees with the Placement Agent as follows:

     (a) Registration Statement Matters. The Company agrees (i) to make no further amendment or supplement prior to the Closing Date to the Registration Statement or any amendment or supplement to the Prospectus Supplement, which shall be reasonably disapproved by the Placement Agent in good faith promptly after reasonable notice thereof; (ii) for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, to advise the Placement Agent promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish the Placement Agent with copies thereof; (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 15 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares;
(iv) to advise the Placement Agent, promptly after it receives notices thereof,
(x) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus Supplement or for additional information and
(y) of the issuance by the Commission, of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the institution or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus Supplement or for additional information; and, (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus or Prospectus Supplement or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

     (b) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions in the United States as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus Supplement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Shares.

     (c) Amendments and Supplements to the Prospectus Supplement and Other Securities Act Matters. The Company will comply with the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus Supplement. If during the period in which a prospectus is required by law to be delivered by a Placement Agent or a dealer in connection with the distribution of Shares contemplated by the Prospectus Supplement, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Prospectus Supplement in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus Supplement is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus Supplement to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus Supplement so that the Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus Supplement will comply with such law. Before amending the Registration Statement or supplementing the Base Prospectus in connection with the Offering, the Company will furnish you with a copy of such proposed amendment or supplement and will not file such amendment or supplement to which you reasonably object.

     (d) Copies of any Amendments and Supplements to the Prospectus Supplement. The Company agrees to furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Placement Agent, the Prospectus Supplement are no longer required by law to be delivered in connection with sales by a Placement Agent or dealer (the "Prospectus Delivery Period"), as many copies of the Base Prospectus and Prospectus Supplement and any amendments and supplements thereto (including any Incorporated Documents) as the Placement Agent may reasonably request.

     (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus Supplement.

     (f) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

     (g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Act, but in any event not later than the date on which a Form 10-Q would be required to be filed for the Company's fiscal quarter following the Company's fiscal quarter first ending after the first anniversary of the effective date of the Registration Statement, the Company will make generally available to its security holders and to the Placement Agent an earnings statement that satisfies the provisions of Section 11(a) and Rule 158 under the Act.

     (h) Periodic Reporting Obligations. As long as the Common Stock is publicly held, the Company will use its best efforts to, unless such securities are then listed on a national securities exchange, cause the Common Stock (including the Shares) to be included for quotation on The Nasdaq Stock Market, and the Company will comply with all registration, filing, reporting and other requirements of the Exchange Act and The Nasdaq Stock Market (or, if applicable, such national securities exchange) which may from time to time be applicable to the Company.

     (i) Agreement Not to Offer or Sell Additional Securities. The Company will not, without the consent of Shoreline Pacific, offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, Common Stock; provided, however, that the Company may: (i) issue and sell the Shares pursuant hereto; (ii) issue and sell shares of Common Stock pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus Supplement and described in the Prospectus Supplement; (iii) issue shares of Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding or pursuant to the equity line with Societe Generale existing at the date of the Prospectus Supplement and described in the Prospectus Supplement or the proposed equity line with BNY Capital Markets, Inc. previously disclosed to the Placement Agent;
(iv) issue shares of Common Stock to (x) investors through DP Securities, Inc. and (y) to investors by or through New Medical Technologies; or (v) issue shares of Common Stock for acquisitions or in connection with commercial agreements, to persons who agree not to sell, contract or otherwise dispose of or hedge such Common Stock during the remainder of the Lock-up Period (as defined below) in accordance with and subject to the terms and conditions set forth in the Lock-Up Agreement substantially in the form of Exhibit C attached hereto. The restrictions set forth in this paragraph (i) terminate after the close of trading of the Shares on May 14, 2002 (the "Lock-up Period").

     (j) [Omitted]

     (k) The Company will timely, and in any event prior to the Closing Date, file this Agreement with the Commission on an appropriate Form.

     (l) On the Closing Date, the Company shall issue and deliver the Placement Agent's Warrant.

     Section 5. Conditions of the Obligations of the Placement Agent.

     The obligations of the Placement Agent hereunder and the Investors under the Purchase Agreements shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. The Prospectus Supplement shall have been duly filed with the Commission in accordance with Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the NASD shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

     (b) [Omitted].

     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Material Adverse Change or Material Adverse Effect, which, in the sole judgment of the Placement Agent, makes it impracticable or inadvisable to proceed with the public offering of the Shares on the terms and in the manner contemplated by the Prospectus Supplement.

     (d) Opinion of Counsel for the Company. The Placement Agent shall have received on the Closing Date an opinion substantially in the form of Exhibit D-1 attached hereto, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., dated the Closing Date, addressed to the Placement Agent, and an opinion substantially in the form of Exhibit D-2 attached hereto, of Jane Kober, Esq. dated the Closing Date, addressed to the Placement Agent.

     (e) Opinion of Intellectual Property Counsel for the Company. The Placement Agent shall have received on the Closing Date an opinion of Hamilton, Brook, Smith & Reynolds, P.C., intellectual property counsel for the Company addressed to the Placement Agent in substantially in the form of Exhibit E attached hereto.

     (f) Opinion of Regulatory Counsel for the Company; Certificate of Vice President, Regulatory Affairs and Compliance. The Placement Agent shall have received (i) on the Closing Date an opinion of Hyman, Phelps & McNamara, P.C., regulatory counsel for the Company addressed to the Placement Agent in substantially in the form of Exhibit F-1 attached hereto; and (ii) concurrently with the signing of this Agreement by the Company, a Certificate of Vice President, Regulatory Affairs and Compliance in the form of Exhibit F-2 attached hereto signed by that officer.

     (g) Opinion of Counsel for the Placement Agent. The Placement Agent shall have received on the Closing Date an opinion of Kirkpatrick & Lockhart LLP, counsel for the Placement Agent, in customary form. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

     (h) Accountants' Comfort Letter. The Placement Agent shall have received on the Closing Date a letter from Ernst & Young, LLP addressed to the Placement Agent, dated the Closing Date, in the form set forth on Exhibit G hereto. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or prospects of the Company from that set forth in the Registration Statement or Prospectus Supplement, which, in the Placement Agent's sole judgment, is material and adverse and that makes it, in the Placement Agent's sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus Supplement.

     (i) Accuracy of Representations and Warranties; Performance of Covenants. On the Closing Date, (i) the representations and warranties of the Company in this Agreement shall be true and correct, as if made on and as of the Closing Date, (ii) the Company shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and (iii) the Placement Agent shall have received a certificate of the

Company, dated the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect set forth in clauses (i) and (ii) above.

     (j) [Omitted]

     (k) [Omitted]

     (l) Placement Agent's Warrant. On the Closing Date, concurrently with the purchase and sale of the Shares, the Company must have issued and delivered the Placement Agent's Warrant to the Placement Agent.

     (m) [Omitted]

     (n) Additional Documents. On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date.

     Section 6. Payment of Expenses.

     (a) Expenses Generally. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock;
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Investors; (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus and the Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) the filing fees incident to the review and approval by the NASD of the Placement Agent's participation in the offering and distribution of the Shares; (vii) the fees and expenses associated with including the Shares on The Nasdaq National Market;
(viii) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow", if any; and (ix) all other fees, costs and expenses referred to in Part II of the Registration Statement. In addition to its other obligations under this Section 6(a), the Company shall at the Closing Date pay to the Placement Agent the sum of $75,000 for its out-of-pocket expenses that shall have been reasonably incurred by the Placement Agent in connection with the proposed offering and sale of the Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges.

     (b) Interim Reimbursement of Placement Agent for Indemnification. In addition to the Company's obligations under Section 6(a) of this Agreement, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or, based upon any loss, claim, damage or liability referred to in Section 8(a) of this Agreement, the Company must reimburse or advance to or for the benefit of the Placement Agent, on a monthly basis (or more often, if requested), for all legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse or advance for the benefit of the Placement Agent for such expenses or the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments or advances are so held to have been improper, the Placement Agent must return such amounts to the Company together with interest at the prime rate (or other commercial lending rate for borrowers of the highest credit standing) reported from time to time in the Wall Street Journal (the "Prime Rate"), compounded monthly, but not in excess of the maximum rate permitted by applicable law. Any such interim reimbursement payments or advances that are not made to or for the Placement Agent within ten days of a request for reimbursement or for an advance will bear interest at the Prime Rate, but not in excess of the maximum rate permitted by applicable law, from the date of such request until the date paid.

     (c) Interim Reimbursement of Company for Indemnification. In addition to its obligations under Section 8(b) of this Agreement, the Placement Agent, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability referred to in Section 8(b) of this Agreement, must reimburse or advance to or for the benefit of the Company, on a monthly basis (or more often, if requested), of all legal and other expenses incurred by the Company in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety or enforceability of the Placement Agent's obligation to reimburse or advance for the benefit of the Company for such expenses and the possibility that such payments or advances might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments or advances are so held to have been improper, the Company must promptly return such amounts to the Placement Agent together with interest at the Prime Rate, but not in excess of the maximum rate permitted by applicable law. Any such interim reimbursement payments or advances that are not made to the Company within ten days of a request for reimbursement or for an advance will bear interest at the Prime Rate, but not in excess of the maximum rate permitted by applicable law, from the date of such request until the date paid.

     (d) Controversy Over Interim Reimbursement Expenses. Any controversy arising out of the operation of the interim reimbursement and advance arrangements set forth in Sections 6(b) and 6(c) above, including the amounts of any requested reimbursement payments or advance, the method of determining such amounts will be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. If the party demanding arbitration does not make a designation of an arbitration tribunal in the demand or notice, then the party responding to the demand or notice is authorized to do so. Any such arbitration will be limited to the interpretation and obligations of the parties under the interim reimbursement and advance provisions contained in Sections 6(b) and 6(c) above and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for or contribute to expenses that is created by the provisions of
Section 8 of this Agreement.

     Section 7. Reimbursement of Placement Agent's Expenses. If this Agreement is terminated by the Placement Agent pursuant to Section 5 or Section 9, or if the sale to the Investors of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Placement Agent, upon demand, for all out-of-pocket expenses that shall have been reasonably incurred by the Placement Agent in connection with the proposed offering and sale of the Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges.

     Section 8. Indemnification and Contribution.

     (a) Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its agents, employees, attorneys, principals, affiliates, and each person, if any, who controls the Placement Agent within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Placement Agent, its agents, employees, attorneys, principals, affiliates or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and to reimburse the Placement Agent, and its agents, employees, attorneys, principals, affiliates and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Shoreline Pacific) as such expenses are reasonably incurred by such Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement, the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) and provided further, that the indemnity agreement provided in this Section 8(a) shall not inure to the benefit of the Placement Agent or any of its agents, employees, attorneys, principals, affiliates or controlling persons from whom the person asserting any losses, claims, damages, charges, liabilities or expenses based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact, received the Base Prospectus or the Prospectus Supplement, if prior to the date of such person's Purchase Agreement, the Company prepared an amended Base Prospectus or Prospectus Supplement in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected and such amended Base Prospectus or Prospectus Supplement was not sent or given to such person within the time required by the Act and the rules and regulations thereunder. The indemnity agreement set forth in this
Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Company, its Directors and Officers. The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal, state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Prospectus Supplement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Placement Agent may otherwise have.

     (c) Information Provided by the Placement Agent; Representation of Placement Agent. The Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, hereby acknowledges that the only information that the Placement Agent has furnished to the Company expressly for use in the Registration Statement, the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) are the statements set forth in the third and tenth paragraphs under the caption "Plan of Distribution" in the Prospectus Supplement, and the Placement Agent confirms that such statements are correct. The Placement Agent represents to the Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act that to the Placement Agent's knowledge the statements set forth in the "Plan of Distribution" section of the Prospectus Supplement (except for the last paragraph thereof, as to which the Placement Agent makes no representation) do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability, which it may have to any indemnified party for contribution to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party satisfactory to the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes: (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (f) Contribution. If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the indemnified party on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the "control" stockholders on the one hand or the indemnified party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f): (i) the Placement Agent shall not be required to contribute any amount in excess of the amount of the placement agent fees actually received by such Placement Agent pursuant to this Agreement (including the value of the Placement Agent's Warrant as determined as of the Closing Date using the Black-Scholes method assuming 40% volatility for purposes of making this calculation); and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (g) Timing of Any Payments of Indemnification. Except as otherwise provided in Section 6(b) and 6(c) of this Agreement, any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five
(45) days after invoice to the indemnifying party.

     (h) Survival. The indemnity and contribution agreements contained in this
Section 8 shall remain operative and in full force and effect, regardless of:
(i) any investigation made by or
on behalf of the Placement Agent or any person controlling such Placement Agent, the Company, its directors or officers or any persons controlling the Company;
(ii) acceptance of any Shares and payment therefor hereunder; and (iii) any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8 and in Sections 6(b) and 6(c).

     (i) Acknowledgements of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and the Prospectus Supplement as required by the Act and the Exchange Act.

     Section 9. Termination of this Agreement. This Agreement may be terminated by the Placement Agent by notice given to the Company if: (a) at any time after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NASD, or trading in securities generally on The Nasdaq Stock Market or the New York Stock Exchange, shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any United States federal, New York or California authorities; (iii) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, or any outbreak or escalation of national or international hostilities or any crisis or calamity, including, without limitation, related to terrorist activity, or any change in the United States or international financial markets, or any substantial change in the United States' or international political, financial or economic conditions, or in any law or regulation, as in the reasonable judgment of the Placement Agent (x) seriously adversely affects or will seriously and adversely affect the financial markets or the business, operations or affairs of the Company; (iv) in the judgment of the Placement Agent there shall have occurred any Material Adverse Change or Effect; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or (b) in the case of any of the events specified
Section 9(a)(iii), (iv) or (v), such event singly or together with any other event, makes it, in the Placement Agent's reasonable judgment, impracticable or inadvisable to market the Shares in the manner and on the terms contemplated in the Prospectus Supplement. Any termination pursuant to this Section 9 shall be without liability on the part of any party hereto to any other party except that the provisions of Sections 6, 7 and 8 shall at all times be effective and shall survive such termination.

     Section 10. [Omitted]

     Section 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Placement Agent:

         Shoreline Pacific, LLC.
         3 Harbor Drive
         Suite 211
         Sausalito, CA  94965
         Fax: (415) 332-7808
         Attention: Vida Harband, Esq.
         Vice President and General Counsel

         If to the Company:

         Biopure Corporation
         11 Hurley Street
         Cambridge, MA 02141
         FAX: (617) 234-6507
         Attention: Jane Kober, Esq
         Senior Vice President and General Counsel

         With a copy to:

         LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         125 West 55th Street
         New York, NY 10019-5389
         Fax (212) 424-8500
         Attention: Matthew M. Ricciardi, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

     Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

     Section 13. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 14. Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

     Section 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and, subject to the provisions of the last sentence of Section 5, supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including, without limitation, that certain Engagement Letter between the Company and the Placement Agent dated as of February 28, 2002. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.


         [The remainder of this page has been intentionally left blank.]


                            [Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                            Very truly yours,

                                            BIOPURE CORPORATION
                                            a Delaware corporation

                                            By: /s/ Maria S. Gawryl
                                                --------------------------------
                                                Name: Maria S. Gawryl
                                                Title: Senior Vice President R&D

     The foregoing Placement Agency Agreement is hereby confirmed and accepted by the Placement Agent as of the date first above written.

SHORELINE PACIFIC, LLC

By: /s/ Harlan Kleinman
    -------------------------------
    Name:  Harlan Kleiman
    Title:  Chief Executive Officer

                                                                       Exhibit A



                               PURCHASE AGREEMENT

Biopure Corporation
11 Hurley Street
Cambridge, MA 02141
Attention: Chief Executive Officer

Ladies and Gentlemen:

     The undersigned, ______________________________ (the "Investor"), hereby confirms its agreement with you as follows:

     1. This Purchase Agreement (the "Purchase Agreement") is made as of April 23, 2002 between Biopure Corporation, a Delaware corporation (the "Company"), and the Investor.

     2. The Company has authorized the sale and issuance of up to 2,666,666 shares of Class A common stock (together, with associated preferred stock purchase rights, the "Shares") of the Company, subject to adjustment by the Company's Board of Directors, to certain investors (the "Offering"). The Offering has been registered under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 (No. 333-84090) as amended (the "Registration Statement").

     3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Shares set forth on the signature page of this Purchase Agreement for a purchase price set forth on the signature page of this Purchase Agreement pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. The Investor acknowledges that the offering is not being underwritten by the placement agent and that there is no minimum offering amount. Certificates representing the Shares purchased by the Investor may not be delivered to the Investor; instead, such Shares, if not physically delivered, will be credited to the Investor using customary book-entry procedures.

     4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof.

     5. The Investor hereby confirms receipt of the Prospectus Supplement, dated April 18, 2002, and the Base Prospectus dated March 15, 2002 (collectively, the "Prospectus"), of the Company distributed by email to the Investor accompanied herewith. The Investor confirms that it had full access to the Prospectus and was fully able to read, review, download and print it.

Investor acknowledges that the Investor will be required to bear the cost, if any, of printing the Prospectus.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.


                                            Name of
AGREED AND ACCEPTED:                        Investor:   ________________________

Biopure Corporation,
a Delaware corporation

By: _______________________________         By:         ________________________

Name:                                       Print Name: ________________________

Title:                                      Title:      ________________________

                                            Address:    ________________________

                                            ____________________________________

                                            Number of
                                            Shares:     ________________________

                                            Purchase
                                            price per
                                            Share:      ________________________

                                            Aggregate
                                            purchase
                                            price:      ________________________

                                            Tax ID No.: ________________________

                                            Contact
                                            Name:       ________________________

                                            Telephone:  ________________________

                                            Name in
                                            which book-
                                            entry should
                                            be made (if
                                            different): ________________________

                                     ANNEX I



                   TERMS AND CONDITIONS FOR PURCHASE OF SHARES

     1. Authorization and Sale of Shares. The Company has authorized the sale of up to Shares. The Company reserves the right to increase or decrease this number.

     2. Agreement to Sell and Purchase the Shares; Subscription Date.

          2.1. Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, the number of Shares set forth on the signature page hereto at the purchase price set forth on such signature page.

          2.2. The Company may enter into agreements similar to this Purchase Agreement with certain other investors (the "Other Investors") and expects to complete sales of Shares to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and this Purchase Agreement and the stock purchase agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Purchase Agreements").

     3. Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur on April 23, 2002 (the "Closing Date"), at the offices of the Company's counsel. At the Closing, the Company shall deliver to the Investor, physically or using customary book-entry procedures, the number of Shares set forth on the signature page hereto, and the Investor shall deliver to the Company a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth on the signature page hereto. The Company may accept or reject Purchase Agreements in its discretion.

     The Company's obligation to issue and sell the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

     The Investor's obligation to purchase the Shares shall be subject to the condition that Shoreline Pacific, LLC (the "Placement Agent") shall not have (a) terminated the Placement Agency Agreement dated April 18, 2002, between the Company and the Placement Agent (the "Placement Agency Agreement") pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied.

     4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

          4.1. The Company has full right, power, authority and capacity to enter into this Purchase Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Purchase Agreement.

          4.2. This Purchase Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5. Representations, Warranties and Covenants to the Investor.

          5.1. The Investor represents and warrants that it has received the Company's base prospectus dated March 15, 2002 and the prospectus supplement dated April 18, 2002 relating to the Offering (collectively, the "Prospectus").

          5.2. The Investor, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

          5.3. The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Purchase Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Purchase Agreement, and (ii) this Purchase Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.4. The Investor understands that nothing in the Prospectus, this Purchase Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advise. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

     6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Purchase Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the delivery to the Investor of the Shares being purchased and the payment therefor.

     7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

     (a) if to the Company, to:

         Biopure Corporation
         11 Hurley Street
         Cambridge, MA 02141
         Attention: Jane Kober, Esq
         Senior Vice President and General Counsel
         Telecopy: (617) 234-6507

         With a copy to:

         LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         125 West 55th Street
         New York, NY 10019-5389
         Attention: Matthew M. Ricciardi, Esq.
         Telecopy: (212) 424-8500

     (b) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

     8. Changes. This Purchase Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

     9. Headings. The headings of the various sections of this Purchase Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Purchase Agreement.

     10. Severability. In case any provision contained in this Purchase Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     11. Governing Law. This Purchase Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

     12. Counterparts. This Purchase Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                         INSTRUCTION SHEET FOR INVESTOR


         (to be read in conjunction with the entire Purchase Agreement)

A.  Complete the following items in the Purchase Agreement:

         1. Provide the information regarding the Investor requested on the signature page (page (2). The Purchase Agreement must be executed by an individual authorized to bind the Investor.

         2.  Return the signed Purchase Agreement to:

                  Shoreline Pacific, LLC
                  3 Harbor Drive
                  Suite 211
                  Sausalito, CA  94965
                  Attn: Vida Harband
                  Phone: (415) 332-7800 Ext 214
                  Telecopy: (415) 332-7808

         An executed original Purchase Agreement or a telecopy thereof must be received by 9:00 a.m. California time on April 22, 2002 and will be distributed to the Investor at a later date.

B. Instructions regarding the transfer of funds for the purchase of Shares will be telecopied to the Investor by the Company at a later date.

                                                                       Exhibit C

 Lock-Up Agreement for Persons to Whom the Company Issues Common Stock Pursuant
              to Clause 5(i)(v) of the Placement Agency Agreement

Shoreline Pacific, LLC
3 Harbor Drive
Suite 211
Sausalito, CA  94965

RE:  Biopure Corporation. (the "Company")

Ladies and Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of Class A Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company is conducting or has completed a public offering of Common Stock (the "Offering") for which you will act or have acted as the placement agent. The undersigned recognizes that the Offering will be or has been of benefit to the undersigned and the Company by, among other things, raising additional capital for the Company's operations. The undersigned acknowledges that you relied on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into placement agent arrangements with the Company with respect to the Offering (the "Placement Agency Agreement").

     In consideration of the foregoing, the undersigned hereby agrees that, during a period of 60 days from and including the Closing Date (as defined in the Placement Agency Agreement) (the "Lock-Up Period"), the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than: (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction;
(ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction; (iii) pursuant to a transfer to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by this restriction; or (iv) with the prior written consent of Shoreline Pacific, LLC. For purpose of this paragraph, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period of Securities now owned by the undersigned, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities now owned by the undersigned or with respect to any security now owned by the undersigned (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from, Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or other Securities now owned by the undersigned except in compliance with the foregoing restrictions.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event the Offering has not occurred on or before April 30, 2002 this Lock-Up Agreement shall be of no further force or effect.

                                      Dated April  , 2002


                                      __________________________________________
                                                          Printed Name of Holder


                                      By:_______________________________________
                                                                       Signature


                                      __________________________________________
                                                  Printed Name of Person Signing
                                        (and indicate capacity of person signing
                                         if signing as custodian, trustee, or on
                                                            behalf of an entity)

                                                                     Exhibit D-1

 Matters to be Covered in the Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

     (i) The Registration Statement was declared effective under the Act as of March 15, 2002, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act; and the Prospectus Supplement was filed pursuant to Rule 424(b) on _______, 2002;

     (ii) The Registration Statement and the Base Prospectus, and each amendment or supplement thereto (except for financial statements and schedules and other financial data contained in such documents or incorporated by reference therein as to which such counsel need not express any view), as of the effective date of the Registration Statement or of such amendment, as the case may be, and the Prospectus Supplement when filed, each complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder;

     (iii) Each document incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus Supplement (except for financial statements and schedules and other financial data contained in such documents or incorporated by reference therein as to which such counsel need not express any view) complied when filed (or, if amended, complied when so amended) as to form in all material respects with the Exchange Act;

     (iv) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Placement Agency Agreement, except: (i) such as have been obtained under the Act and (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Company;

     (v) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus Supplement, will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

     (vi) The statements in the Prospectus Supplement under the caption "Description of Capital Stock" fairly summarize the matters, documents or proceedings referred to therein in all material respects.

     In addition, such counsel shall state that, during the course of the preparation of the Prospectus Supplement, such counsel has participated in discussions and conferences with officers and other representatives of the Company, representatives of the independent public accountants, representatives of the Placement Agent and representatives of counsel for the Placement Agent, at which conferences the contents of the Registration Statement, Base Prospectus and Prospectus Supplement and related matters were discussed, and that, although such counsel has not independently verified and is not passing upon the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus and the Prospectus Supplement (except, in the case of the Prospectus Supplement as set forth in


                                     D-1-1
paragraph (vi) above), on the basis of the foregoing, no information has come to such counsel's attention that has caused such counsel to believe that (except for financial statements and schedules and other financial data derived therefrom as to which such counsel need not express any view) (x) the Registration Statement, as of its effective date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading or (y) the Base Prospectus or the Prospectus Supplement, as of their respective dates or the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.






                                     D-1-2

                                                                     Exhibit D-2

               Matters to be Covered in the Opinion of Jane Kober

     (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus Supplement and the Base Prospectus;

     (ii) Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have a Material Adverse Effect;

     (iii) The Company has an authorized capitalization of the Company is as set forth in the Prospectus Supplement under the caption "Description of Capital Stock;"

     (iv) All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and, to her knowledge, have not been issued in violation of or subject to any preemptive right arising under the Company's Certificate of Incorporation;

     (v) The Shares (including associated preferred stock purchase rights) have been duly authorized and, when issued and delivered in accordance with the terms of the Placement Agency Agreement and the Purchase Agreements, will be validly issued, fully paid and nonassessable and, to her knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, right of first refusal or other similar right contained in the Company's Certificate of Incorporation or Bylaws, under the Delaware General Corporation Law or under agreements filed as an Exhibit to the Registration Statement or the Incorporated Documents;

     (vi) Except as disclosed in the Base Prospectus or the Prospectus Supplement, to her knowledge, there are no outstanding options to purchase or any preemptive or other rights to subscribe for or to purchase securities or obligations convertible into, or any contracts or rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, rights, convertible securities or obligations. To her knowledge, since December 31, 2001, the Company has not issued any securities other than (w) Common Stock pursuant to the Amended and Restated Equity Line Financing Agreement between the Company and Societe Generale dated as of October 23, 2001,
(x) options granted pursuant to the Plans and Common Stock of the Company issued pursuant to the exercise of options granted pursuant to the Plans, (y) Common Stock issued pursuant to the exercise of previously issued and outstanding warrants or (z) as disclosed in the Prospectus Supplement. The Shares conform as to legal matters to the description of the Shares contained in the Prospectus Supplement;

     (vii) The Company has the requisite corporate power and authority to enter into the Placement Agency Agreement and the Purchase Agreements and to issue, sell and deliver to the Investors the Shares to be issued and sold by it under the Purchase Agreements, to issue and


                                     D-2-1
deliver the Placement Agent's Warrant to the Placement Agent and to issue, sell and deliver to the Placement Agent the Warrant Stock to be issued and sold by it under the Placement Agent's Warrant;

     (viii) The Placement Agency Agreement, the Purchase Agreements and the Placement Agent's Warrant have been duly authorized, executed and delivered by the Company;

     (ix) The Registration Statement and the filing thereof with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

     (x) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Placement Agency Agreement, the Purchase Agreements and the Placement Agent's Warrant will not contravene: (a) any provision of the Company's Certificate of Incorporation or By-laws; (b) to her knowledge, any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and filed as an exhibit to the Registration Statement or the Incorporated Documents; (c) any applicable statute, rule or regulation known to such counsel; or (d) to her knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or its subsidiaries or over any of their respective properties or operations;

     (xii) To her knowledge, there are no legal or governmental proceedings pending or, to her knowledge, threatened to which the Company is a party or to which any of the properties of the Company is subject, which proceedings would reasonably be expected individually or in the aggregate to have a Material Adverse Effect on the Company, other than those described in the Registration Statement or the Prospectus Supplement;

     (xii) Except as set forth in the Registration Statement and the Prospectus Supplement, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, except for such rights that have been waived with respect to the filing of the Registration Statement;

     (xiii) The Placement Agent's Warrant has been duly authorized by the Company and upon delivery to you in accordance with the Placement Agency Agreement will be duly issued and a legal, valid and binding obligation of the Company; and

     (xiv) The Warrant Stock (including the associated preferred stock purchase rights) to be issued by the Company pursuant to the terms of the Placement Agent's Warrant has been duly authorized and reserved for issuance, upon issuance and delivery against payment therefor in accordance with the terms of the Placement Agent Warrant, will be validly issued, fully paid and nonassessable and, to her knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, right of first refusal or other similar right contained in the Company's Certificate of Incorporation or Bylaws, under the Delaware General Corporation Law


                                     D-2-2
or under agreements filed as an Exhibit to the Registration Statement or the Incorporated Documents.





                                     D-2-3

                                                                       Exhibit E

                               Form of Opinion of
                  Intellectual Property Counsel for the Company

     (A) The Company or one of its subsidiaries is listed in the records of the Patent and Trademark Office as the holder of record of each of the patents listed on Schedule I to such opinion (the "Patents") and each of the patent applications listed on Schedule II to such opinion (the "Applications"). Except as noted on those schedules, such counsel knows of no third party ownership interest or lien with respect to any of the Patents or Applications. To such counsel's knowledge, none of the Patents or Applications have lapsed or been abandoned.

     (B) To such counsel's knowledge, the Company or one of its subsidiaries is listed in the records of the appropriate foreign office as the holder of record of each of the foreign patents and applications listed on Schedule III to such opinion. Such counsel knows of no claims of third parties to any of such foreign applications.

     (C) The statements under the captions "Business - Intellectual Property" (the "Intellectual Property Portion") incorporated into the Registration Statement and the Base Prospectus regarding the Patents and Applications referred to therein are in all material respects accurate summaries and fairly summarize in all material respects the legal matters, documents and proceedings relating to such patents, patent applications and licenses described therein.

     (D) Except as described in the Registration Statement, the Base Prospectus or the Prospectus Supplement,

     (i) Such counsel is not aware of any facts that would lead such counsel to conclude that any of the Patents are invalid or that any patent issued in respect of any Application would be invalid;

     (ii) Such counsel is not aware that any third party valid patent is infringed by the activities of the Company described in the Registration Statement and the Base Prospectus or by the manufacture, use or sale of any product, device, instrument, drug or other material made and used according to the Applications or the Patents;

     (iii) Such counsel is not aware of any material defects of form in the preparation or filing of the Applications. The Applications are being diligently pursued by the Company;

     (iv) Such counsel knows of no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries is infringing or otherwise violating any patents, copyrights or trade secrets;

     (v) Such counsel is not aware of any pending or threatened actions, suits, proceedings or claim by others challenging the validity or scope of the Applications or the Patents; and

     (vi) Such counsel is not aware of any infringement on the part of any third party of the Patents, Applications, trade secrets, know-how or other proprietary rights of the Company that would have a Material Adverse Effect.

     (E) Nothing has come to the attention of such counsel which would lead such counsel to believe that the information contained in the Intellectual Property Portion of the Registration Statement or the Base Prospectus includes any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the information contained in the Intellectual Property Portion of the Base Prospectus or any supplement thereto contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                     Exhibit F-1

                               Form of Opinion of
                       Regulatory Counsel for the Company

     We have read the information under the captions "Risk Factors - If We Fail to Obtain FDA Approval, We Cannot Market Hemopure in the United States," in the Company's Registration Statement on Form S-3, which was filed with the Securities and Exchange Commission ("SEC") on March 11, 2002, and "Business - Government Regulation in the business description of the annual report on Form 10-K for the year ended October 31, 2001 (collectively, the "Regulatory Portion"). While we have made no independent investigation of the matters contained in the Regulatory Portion, to the extent that the Regulatory Portion reflects matters of law, summaries of law or regulations, regulatory status or the history and status of the proceedings relating to compliance by the Company with applicable statutes and regulations of the United States Food and Drug Administration, the Regulatory Portion is, to our knowledge, correct in all material respects.





                                     F-1-1

                                                                     Exhibit F-2

                                 Certificate of
                Vice President, Regulatory Affairs and Compliance

     I, Howard P. Richman, hereby represent, warrant and certify to Shoreline Pacific, LLC as true and correct, the following:

     1. I am Vice President, Regulatory Affairs and Compliance of the Company and, in my official capacity, I have general oversight responsibility for, and thorough knowledge of, the Company's regulatory affairs and compliance. I am familiar with the Company's products and clinical trials. I am also familiar with the legal regulatory requirements imposed upon the Company and its subsidiaries by the United States Food and Drug Administration ("FDA") and by similar state and foreign government agencies.

     2. I have reviewed all of the statements (the "Statements") that are circled and attached hereto as Appendix A, which statements are contained in the section captioned "Business" set forth in the Company's Annual Report on Form 10-K and in the sections captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview" and "Risk Factors" set forth in the Company's Report on Form 10-Q for the quarterly period ended January 31, 2002. The Statements are correct in all material respects.

     3. The company is in compliance, in all material respects, with all applicable regulatory requirements of the FDA and of all similar state, local, and foreign governmental bodies.

     4. With respect to the Statements, I am not aware of any untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the Statements not misleading.

     The undersigned acknowledges that the statements made in this Certificate will be relied upon by Shoreline Pacific, LLC in connection with the offer and sale of shares of the Company's common stock pursuant to the Placement Agency Agreement dated April ___, 2002 and I hereby consent to such reliance.

IN WITNESS WHEREOF, this certificate has been executed by the undersigned this __ day of April, 2002.


                               _________________________________________________
                               Howard P. Richman
                               Vice President, Regulatory Affairs and Compliance



                                     F-2-1

                                   Appendix A


                                8 pages attached



                                     F-2-2

                                                                       Exhibit G

                             Form of Comfort Letter

Pursuant to Subsection (g) of Section 5 of the Placement Agency Agreement, the accountants shall furnish letters to the Placement Agent to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement, the Base Prospectus and/or the Prospectus Supplement comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with U.S. generally accepted accounting principles of the consolidated interim financial statements, selected financial data and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Placement Agent and are attached hereto;

          (iii) They have made a review in accordance with U.S. generally accepted accounting principles of the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Registration Statement, the Base Prospectus and/or the Prospectus Supplement as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited consolidated financial statements referred to in paragraph (v)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the three most recent fiscal years included in or incorporated by reference in the Registration Statement, the Base Prospectus and/or the Prospectus Supplement agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such three fiscal years which were included or incorporated by reference in the Company's Annual Information Forms for such fiscal years;

          (v) On the basis of procedures in accordance with U.S. generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus and/or the Prospectus Supplement, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement for them to be in conformity with U.S. generally accepted accounting principles;

               (B) any other unaudited income statement data and balance sheet items included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included therein;

               (C) the unaudited financial statements which were not included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement but from which were derived the unaudited financial statements referred to in Clause
               (A) and any unaudited income statement data and balance sheet items included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included therein;

               (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated bank indebtedness or long-term debt (including current portion of long-term debt) of the Company and its subsidiaries, or any decreases in consolidated net current assets, net assets or stockholders' equity, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, except in each case for changes, increases or decreases which the Registration Statement, the Base Prospectus or the Prospectus Supplement disclose have occurred or may occur or which are described in such letter; and

               (E) for the period from the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement to the specified date referred to in Clause (D) there were any decreases in consolidated sales or in the total or per share amounts of consolidated net income, in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Registration Statement, the Base Prospectus or the Prospectus Supplement disclose have occurred or may occur or which are described in such letter.

          (vi) In addition to the examination referred to in their report(s) included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (v) above, they have carried out certain specified procedures in accordance with U.S. generally accepted accounting principles, with respect to certain amounts, percentages and financial information specified by the Placement Agent which are derived from the general accounting records of the Company, which appear in the Registration Statement, the Base Prospectus and/or the Prospectus Supplement (excluding documents incorporated by reference) or in documents incorporated by reference in the Registration Statement, the Base Prospectus and/or the Prospectus Supplement specified by the Placement Agent, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.